Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Velo3D, Inc. of our report dated March 20, 2023 relating to the financial statements, which appears in Velo3D, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022.
/s/ PricewaterhouseCoopers LLP
San Jose, California
March 20, 2023